UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2010
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 995-9800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2010, Idenix Pharmaceuticals, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Jean-Pierre Sommadossi, the Company’s former Chairman of the Board, President and Chief Executive Officer. The Separation Agreement provides Dr. Sommadossi with severance benefits commensurate with the severance benefits payable to him upon a covered termination under the Employment Agreement between Dr. Sommadossi and the Company, dated as of May 6, 2003, as amended (the “Employment Agreement”). Under the Separation Agreement Dr. Sommadossi will receive approximately $2,247,000 for salary and bonus amounts and $50,000 in lieu of premium payments owed by the Company for continued health care coverage for Dr. Sommadossi and his eligible dependents. On October 28, 2010, Dr. Sommadossi was granted options to purchase 329,863 shares of Company common stock, $0.001 par value per share pursuant to the Idenix Pharmaceuticals, Inc. 2005 stock incentive plan (the “Severance Option Grant”). The options under the Severance Option Grant have an exercise price equal to $4.28 per share, representing the average of the opening and closing price of our common stock on the date of grant, as reported by The NASDAQ Global Market. The Severance Option Grant and the acceleration of all unvested options (including the Severance Option Grant) are also severance benefits due Dr. Sommadossi under the covered termination provisions of the Employment Agreement. In consideration of the severance benefits provided by the Company under the Separation Agreement, Dr. Sommadossi provided the Company a general release of all claims he may have against the Company.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibit relating to Item 10.1 shall be deemed to be furnished, and not filed:

10.1	Separation and General Release Agreement, dated December 23, 2010, by and between Idenix Pharmaceuticals, Inc. and Jean-Pierre Sommadossi

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: December 30, 2010	By:	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated December 23, 2010, by and between Idenix Pharmaceuticals, Inc. and Jean-Pierre Sommadossi.